EXHIBIT 32.1

CERTIFICATION PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2003
(18 U.S.C. SECTION 1350)

In connection with the Quarterly Report of Nanoscience Technologies, Inc., a Nevada corporation (the "Company") on Form 10-QSB for the period ending March 31 ,2008 as filed with the Securities and Exchange Commission (the “Report”), John T. Ruddy does hereby certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Sec. 1350), that to his knowledge:

1. The Report fully complies with the requirements of section 13 (a) or 15(d) of the Securities and Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

May 13, 2008	/s/ John T. Ruddy
President, Chief Executive Officer,
Principal Executive Officer, Chief Financial
Officer, Principal Financial and Accounting
Officer and Director